Exhibit 99.1

Sow Good Announces $3.7M Private Placement

IRVING, Texas, March 28, 2024 - Sow Good Inc. (OTCQB: SOWG), a trailblazer in the freeze dried candy and treat industry, announced today the successful completion of a $3.738M private placement raised from 515,597 newly issued shares. The share price of $7.25 represents an 11.5% premium to Sow Good’s last equity raise in November 2023. Sow Good is thrilled by the continued sales growth of its freeze dried candy line and the additional flexibility this raise provides to help meet customer demand.

Forward-Looking Statements

This press release contains forward-looking statements. Statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding the offering, expected growth, and future capital expenditures, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. All information provided in this release is as of the date hereof and we undertake no duty to update this information except as required by law.

About Sow Good Inc.

Sow Good Inc. (OTCQB: SOWG) is a trailblazing U.S.-based freeze dried candy and snack manufacturer dedicated to providing consumers with innovative and explosively flavorful freeze dried treats. Sow Good has harnessed the power of our proprietary freeze-drying technology and product-specialized manufacturing facility to transform traditional candy into a novel and exciting everyday confectionaries subcategory that we call freeze dried candy. Sow Good is dedicated to building a company that creates good experiences for our customers and growth for our investors and employees through our core pillars: (i) innovation; (ii) scalability; (iii) manufacturing excellence; (iv) meaningful employment opportunities; and (v) food quality standards. To purchase Sow Good online or learn more, visit www.thisissowgood.com (http://www.thisissowgood.com/) and follow @thisissowgood on TikTok, Instagram, YouTube, and Facebook.

Sow Good Investor Inquiries:

Cody Slach or Jackie Keshner

Gateway Group, Inc.

1-949-574-3860

SOWG@gateway-grp.com

Sow Good Media Inquiries:

Sow Good, Inc.

1-214-623-6055

pr@sowginc.com